Exhibit 5.1
OLSHAN FROME WOLOSKY LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
_____________________________________________________________________________________

EMAIL: SFELDMAN@OLSHANLAW.COM
DIRECT DIAL: 212-451-2234

May 1, 2019
IZEA Worldwide, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789

Ladies and Gentlemen:

We are acting as counsel to IZEA Worldwide, Inc., a Nevada corporation (the "Company"), in connection with (a) the Registration Statement on Form S-1 (No. 333-230688), initially filed on April 2, 2019 (as it may be amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 9,803,921 shares (the "Shares") of the Company’s common stock, par value $0.0001 per share (the "Common Stock"), plus an option to purchase from the Company up to 1,470,588 additional shares of Common Stock to cover over-allotments, if any, and (b) the Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC, as Representative of the several Underwriters, relating to the Shares (the "Underwriting Agreement").

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Nevada, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Nevada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP